UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490

Morrisville, NC 27560

(Address of principal executive offices) (Zip Code)

919-855-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Offering

On May 17, 2022, Tenax Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) pursuant to which the Company agreed to sell and issue to the Investor 10,596,027 units (“Units”) in a private placement at a purchase price of $0.775 per Unit (the “Offering”). Each Unit consists of one unregistered pre-funded warrant to purchase one share of common stock, par value $0.0001 (collectively, the “Pre-Funded Warrants”), and one unregistered warrant to purchase one share of common stock (collectively, the “Series E Warrants”, and together with the Pre-Funded Warrants, the “Warrants”). In the aggregate, 21,192,054 shares of the Company’s common stock are underlying the Warrants (the “Warrant Shares”). The Offering closed on May 19, 2022. The aggregate gross proceeds to the Company of the Offering were approximately $8.0 million.

Each Unregistered Pre-Funded Warrant has an exercise price of $0.0001 per share of common stock, is immediately exercisable, may be exercised at any time until exercised in full and is subject to customary adjustments. Each Series E Warrant has an exercise price of $0.63 per share of common stock (the “Exercise Price”), is immediately exercisable, will expire five and one-half years from the date of issuance and is subject to customary adjustments. The Warrants may not be exercised if the aggregate number of shares of the Company’s common stock beneficially owned by the holder (together with its affiliates) would exceed 9.99% of the Company’s outstanding common stock immediately after exercise. However, the holder may increase (upon 61 days’ prior notice from the holder to the Company) or decrease such percentage, provided that in no event such percentage exceeds 9.99%.

The Company intends to use the net proceeds from the Offering to further its clinical trials of levosimendan and imatinib, for research and development and for general corporate purposes, including working capital.

Additionally, on May 17, 2022 and in connection with the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to register for resale the Warrant Shares within 120 days following the date of the Registration Rights Agreement.

Under certain circumstances, including, but not limited to, (i) if the registration statement is not filed by the earlier of 30 calendar days after the date of the Registration Rights Agreement, (ii) if the registration statement has not been declared effective (A) by the 120th calendar day after the date of the Registration Rights Agreement (or, in the event of a “full review” by the Securities and Exchange Commission (the “SEC”), the 150th calendar day after the date of the Registration Rights Agreement) or (B) within five trading days following the date the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, then the Company has agreed to pay the Investor, as partial liquidated damages, an amount equal to 1.0% of the Investor’s aggregate subscription amount paid pursuant to the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement include customary representations, warranties and covenants by the Company. The foregoing descriptions of the Series E Warrants, the Pre-Funded Warrants, the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Warrant Amendment Agreement

In connection with the Offering, the Company entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with the Investor, in consideration for the Investor’s purchase of approximately $8.0 million of Units in the Offering, pursuant to which the Company agreed to amend certain previously issued warrants held by the Investor, as follows:

i.

the warrants issued on July 8, 2021 to purchase 4,773,269 shares of Common Stock at an exercise price of $1.97 per share, were amended by reducing the existing exercise price to the Exercise Price and extending the termination date of the warrant to January 8, 2029;

ii.

the Series B warrants issued on July 8, 2020 to purchase 3,175,924 shares of Common Stock at an exercise price of $0.903 per share, were amended by extending the termination date of the warrant to January 8, 2028;

iii.

the Series C warrants issued on July 8, 2020 to purchase 4,607,692 shares of Common Stock at an exercise price of $0.903 per share, were amended by extending the termination date of the warrant to January 8, 2028;

iv.

the warrants issued on March 13, 2020 to purchase 2,360,313 shares of Common Stock at an exercise price of $1.04 per share, were amended by reducing the existing exercise price to the Exercise Price and extending the termination date of the warrant to September 15, 2027; and

v.

the Series 2 warrants issued on December 11, 2018 to purchase 2,072,538 shares of Common Stock at an exercise price of $1.93 per share, were amended by reducing the existing exercise price to the Exercise Price and extending the termination date of the warrant to December 11, 2025.

The foregoing description of the Warrant Amendment Agreement does not purport to be complete and is qualified by reference to the full text of such agreement, which is attached to this Current Report on Form 8-K as Exhibit 4.3 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the terms of the Securities Purchase Agreement and in connection with the Offering, the Company issued Units to the Investor. The number of securities issued, the nature of the transaction and the nature and amount of consideration received by the Company are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. The Offering was not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Registration D, promulgated under the Securities Act, and on similar exemptions under applicable state laws.

Item 8.01 Other Events.

On May 18, 2022, the Company issued a press release regarding the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant (2022).
4.2	Form of Series E Common Stock Warrant (2022).
4.3	Warrant Amendment Agreement, dated as of May 17, 2022, by and between the Company and the Investor.
10.1	Securities Purchase Agreement for Units, dated as of May 17, 2022, by and between the Company and the Investor.
10.2	Registration Rights Agreement, dated as of May 17, 2022, by and between the Company and the Investor.
99.1	Press Release, dated May 18, 2022, regarding the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2022	Tenax Therapeutics, Inc.

	By:	/s/ Christopher T. Giordano
Christopher T. Giordano
President and Chief Executive Officer